Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the following acquisitions (collectively, the “Business Combinations”), using the assumptions and adjustments described in the accompanying notes.

The Brand House Collective, Inc.

On April 2, 2026, Bed Bath & Beyond, Inc., a Delaware corporation (‘‘BBBY’’), completed the acquisition of The Brand House Collective, Inc., a Tennessee corporation (‘‘TBHC’’), pursuant to the Agreement and Plan of Merger, dated as of November 24, 2025 (the “TBHC Merger Agreement”), by and among BBBY, Knight Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of BBBY (“Knight Merger Sub”), and TBHC. Pursuant to the TBHC Merger Agreement, upon the terms and subject to the conditions set forth therein, Knight Merger Sub merged with and into TBHC, with TBHC surviving as a wholly owned subsidiary of BBBY (the “TBHC Merger”).

At the effective time of the TBHC Merger (the “TBHC Merger Effective Time”), each share of TBHC common stock, no par value per share (“TBHC Common Stock”), issued and outstanding immediately prior to the TBHC Merger Effective Time (other than treasury shares and shares held by BBBY or Knight Merger Sub, which were cancelled) was converted into the right to receive 0.1993 shares (the “Exchange Ratio”) of BBBY common stock, par value $0.0001 per share (“BBBY Common Stock”), and, if applicable, cash in lieu of fractional shares.

At the TBHC Merger Effective Time, (i) each outstanding award of TBHC restricted share units (“TBHC RSU”) automatically and fully vested and was converted into the right to receive a number of shares of BBBY Common Stock equal to (A) the number of shares of TBHC Common Stock subject to the TBHC RSU multiplied by (B) the Exchange Ratio, plus, if applicable, cash in lieu of fractional shares, and (ii) each outstanding option to purchase TBHC Common Stock (“TBHC Option”) was cancelled and converted into the right to receive a number of shares of BBBY Common Stock equal to (A) the Net Option Share Amount (as defined in the TBHC Merger Agreement) applicable to the TBHC Option multiplied by (B) the Exchange Ratio, plus, if applicable, cash in lieu of fractional shares. As a result of the foregoing, all TBHC Options were cancelled for no consideration because their exercise prices exceeded $0.94, the closing price of TBHC Common Stock on April 1, 2026, the trading day immediately prior to the closing of the TBHC Merger.

The Container Store Holdings, LLC

On July 8, 2026, BBBY completed the acquisition of The Container Store Holdings, LLC, a Delaware limited liability company (“TCS Holdings”), pursuant to the Agreement and Plan of Merger, dated as of April 2, 2026 (the “TCS Merger Agreement”), by and among BBBY, TCS Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of BBBY, and TCS Holdings. Pursuant to the TCS Merger Agreement, upon the terms and subject to the conditions, TCS Merger Sub merged with and into TCS Holdings, with TCS Holdings surviving as a wholly owned subsidiary of BBBY (the “TCS Merger”).  The Container Store Group, Inc. (“TCS”) is a direct wholly owned subsidiary of TCS Holdings.

At the effective time of the TCS Merger, BBBY issued 13,714,287 shares of BBBY Common Stock and $112.6 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2033 (“Convertible Notes”) to holders of outstanding TCS indebtedness as merger consideration. The BBBY Common Stock issued had an acquisition-date fair value of $67.7 million, based on BBBY's closing share price of $5.37 on July 8, 2026, adjusted for a discount for lack of marketability of $0.43 per share due to the unregistered status of the shares issued. The Convertible Notes had an aggregate principal amount of $112.6 million and an acquisition-date fair value of $108.4 million. All outstanding TCS Holdings equity securities were cancelled and extinguished for no purchase consideration. Immediately after the closing of the TCS Merger, BBBY repurchased 286,663 shares of BBBY Common Stock (which are held as treasury shares) and cancelled $1.3 million aggregate principal amount of Convertible Notes in connection with the repayment of certain TCS loans.

On July 8, 2026, BBBY entered into an indenture (the “Indenture”) with the subsidiary guarantors party thereto and Computershare Trust Company, National Association, as trustee, with respect to $112.6 million aggregate principal amount of BBBY's Convertible Notes. The Convertible Notes are senior unsecured obligations of BBBY, guaranteed by certain of its subsidiaries, bear interest at a rate of 5.00% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2027, and mature on July 8, 2033, unless earlier converted or repurchased. BBBY has performed a preliminary accounting assessment and concluded that the embedded conversion feature within the Convertible Notes meets the definition of an embedded derivative that requires bifurcation and separate accounting as a derivative liability measured at fair value, with subsequent changes in fair value recognized in earnings (mark-to-market) at each reporting date pursuant to ASC 815. This conclusion is driven by certain settlement provisions that exist until BBBY obtains the requisite  approval of BBBY stockholders under the listing rules of the New York Stock Exchange (or successor exchange) in connection with the issuance of BBBY Common Stock in the TCS Merger and upon conversion of the Convertible Notes. Upon receipt of such stockholder approval, the embedded conversion feature is expected to no longer require bifurcation.

In accordance with Regulation S-X Article 11, the unaudited pro forma condensed combined balance sheet reflects the Convertible Notes at their consideration transferred fair value as a component of long-term debt. Given the time constraints of this filing, a definitive valuation model to reliably determine the fair value of the embedded derivative liability and allocate the residual value to the debt host instrument at the acquisition date has not been completed. The final allocation and the separation of the embedded derivative will be determined within the measurement period under ASC 805, which may result in a change to the discount on the host debt and the recognition of a separate derivative liability.

Furthermore, the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 do not include any hypothetical fair value adjustments or mark-to-market gains or losses associated with the embedded derivative for historical periods. Calculating or ascribing historical fair value changes for periods prior to issuance would be speculative and is not factually supportable under Article 11. Beginning from the actual issuance date until the earlier of settlement or the receipt of BBBY stockholder approval, future reported operating results will reflect mark-to-market fair value adjustments for the embedded derivative, which could introduce material volatility into BBBY's future statements of operations during that period.

Effective January 28, 2025, TCS Holdings became the direct holding company of TCS in connection with TCS’ emergence from bankruptcy pursuant to its Plan of Reorganization. TCS Holdings has no material assets other than its ownership of 100% of the outstanding capital stock of TCS and conducts no independent operations and has no revenues or employees of its own.  The audited consolidated financial statements of TCS are included as Exhibit 99.1 to this amended current report. As the financial statements of TCS Holdings are not included in this amended current report, their exclusion had no effect on the pro forma net loss per share for the three months ended March 31, 2026 and the year ended December 31, 2025.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The following table presents the fiscal year-end dates of BBBY, TBHC and TCS:

Entity	Fiscal Year End
BBBY	December 31 of each year
TBHC	Saturday closest to January 31 of each year
TCS	Saturday closest to March 31 of each year

Because the fiscal year-ends of TBHC and TCS differ from BBBY's fiscal year-end by less than one fiscal quarter, the historical financial statements of TBHC and TCS have been combined without any conforming adjustments to BBBY’s fiscal periods, as permitted by Rule 11-02(c)(3) of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Business Combinations as if they had occurred on March 31, 2026 and has been prepared by combining:

•	the unaudited consolidated balance sheet of BBBY as of March 31, 2026;

•	the unaudited consolidated balance sheet of TBHC as of April 4, 2026*; and

•	the audited consolidated balance sheet of TCS as of March 28, 2026.

* Management utilized the unaudited consolidated balance sheet of TBHC as of April 4, 2026 in preparing the unaudited pro forma condensed combined balance sheet, as it represents the closest balance sheet date to the April 2, 2026 acquisition date. For pro forma purposes, certain transaction accounting adjustments were applied to reflect transactions occurring between the April 2, 2026 acquisition date and April 4, 2026. See Note 1, “Basis of Pro Forma Presentation,” for additional information regarding these adjustments.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 gives effect to the Business Combinations as if they had occurred on January 1, 2025 and has been prepared by combining:

•	the unaudited consolidated statement of operations of BBBY for the three months ended March 31, 2026;

•	the unaudited consolidated statement of operations of TBHC for the 13 weeks ended April 4, 2026**; and

•	the unaudited consolidated statement of operations of TCS for the 13 weeks ended March 28, 2026, which corresponds to its most recently completed fiscal quarter***.

** Management utilized TBHC's historical consolidated statement of operations for the 13 weeks ended April 4, 2026 in preparing the unaudited pro forma condensed combined statement of operations. The historical consolidated statement of operations for the 13-week period was derived by combining the results of operations for the 4-week period ended January 31, 2026, the 4-week period ended February 28, 2026 and the 5-week period ended April 4, 2026. As a result of utilizing TBHC's 13 weeks ended April 4, 2026, the 4-week period ended January 31, 2026 is included in both the historical statement of operations for the 13 weeks ended April 4, 2026 and the historical annual statement of operations for the fiscal year ended January 31, 2026. Accordingly, the results of operations for this 4-week period are reflected in both the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025. For the 4-week period ended January 31, 2026, TBHC reported revenue of $21.2 million and a net loss from continuing operations of $11.5 million. Management concluded that the activity occurring between the April 2, 2026 acquisition date and April 4, 2026 was not material to the historical consolidated statement of operations.

*** Management utilized TCS’ historical consolidated statement of operations for the 13 weeks ended March 28, 2026, which corresponds to its most recently completed fiscal quarter, in preparing the unaudited pro forma condensed combined statement of operations. As a result, the 13-week period ended March 28, 2026 is included in both TCS’ historical consolidated statement of operations for the 13 weeks ended March 28, 2026 and its historical consolidated statement of operations for the fiscal year ended March 28, 2026. Accordingly, the results of operations for this 13-week period are reflected in both the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025. For the 13 weeks ended March 28, 2026, TCS reported net sales of $160.2 million and a net loss of $81.2 million.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Business Combinations as if they had occurred on January 1, 2025, the beginning of the earliest period presented, and has been prepared by combining:

•	the audited consolidated statement of operations of BBBY for the year ended December 31, 2025,

•	the audited consolidated statement of operations of TBHC for the 52 weeks ended January 31, 2026, and

•	the audited consolidated statement of operations of TCS for the fiscal year ended March 28, 2026.

The unaudited pro forma condensed combined financial information and corresponding notes to the unaudited pro forma condensed combined financial information were derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•
The historical unaudited consolidated financial statements of BBBY as of and for the three months ended March 31, 2026, as included in BBBY’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026;

•
The historical audited consolidated financial statements of BBBY as of and for the fiscal year ended December 31, 2025, as included in BBBY’s Annual Report on Form 10-K filed with the SEC on February 24, 2026;

•
The historical audited consolidated financial statements of TBHC for the fiscal year ended January 31, 2026, as included in Amendment No. 1 to BBBY's Current Report on Form 8-K (Form 8-K/A), filed with the SEC on May 8, 2026; and

•
The historical audited consolidated financial statements of TCS as of and for the fiscal year ended March 28, 2026, as included herein as Exhibit 99.1 to this Amendment No. 1 to BBBY’s Current Report on Form 8-K (Form 8-K/A).

Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)

	As of March 31, 2026	As of April 4, 2026			As of March 28, 2026			As of March 31, 2026
	Bed Bath & Beyond, Inc. (Historical)	The Brand House Collective, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 4)	The Container Store Group, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 7)	Unaudited Pro Forma Condensed Combined Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$135,829	$14,092	$(10,000)	4(e)	$29,118	$30,000	7(a)	$191,412
			(20,000)	4(c)		6,465	7(l)
			5,908	4(c)

Restricted cash	26,673	-			-			26,673
Accounts receivable, net of allowance for credit losses	24,005	-	(3,836)	4(e)	21,514			41,683
Inventories	496	56,194			133,060	59	7(f)	189,809
Prepaid expenses and other current assets	9,713	7,076			17,573			34,362
Total current assets	196,716	77,362	(27,928)		201,265	36,524		483,939
Property and equipment, net	12,586	13,278	20,850	4(h)	83,660	64,000	7(h)	194,374
Intangible assets, net	45,079	-			19,825	4,046	7(i)	68,950
Goodwill	6,160	-	69,578	4(d)	2,495	133,755	7(c)	71,744
			22,041	4(e)		(50,593)	7(d)
			(2,512)	4(i)		6,117	7(e)
			3,776	4(f)		(59)	7(f)
			(20,850)	4(h)		(41,121)	7(g)
			(11,464)	4(g)		(64,000)	7(h)
			3,132	4(l)		(4,046)	7(i)
						(275)	7(j)
						19,610	7(m)
Equity securities, including securities measured at fair value	64,236	-	91	4(j)				55,929
			(8,398)	4(e)
Operating lease right-of-use assets	4,937	100,655	18,564	4(g)	269,112	49,472	7(g)	445,527
			2,512	4(i)		275	7(j)
Other long-term assets, net including securities measured at fair value	74,740	3,333	(44,410)	4(e)	6,034	(880)	7(e)	29,331
			(856)	4(f)		236	7(l)
						(8,866)	7(l)
Total assets	$404,454	$194,628	$24,126		$582,391	$144,195		$1,349,794
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$91,532	$51,815	$(3,836)	4(e)	$46,483			$191,902
			$5,908	4(c)
Accrued liabilities	47,480	19,116	(473)	4(e)	73,038	706	7(b)	146,338
			2,165	4(k)		4,306	7(k)
Unearned revenue	34,639	143						34,782
Operating lease liabilities, current	946	33,520			59,561	1,603	7(g)	95,630
Short-term debt, net	15,500	-			284			15,784
Total current liabilities	190,097	104,594	3,764		179,366	6,615		484,436
Long-term debt, net	-	6,811	10,000	4(a)	268,606	30,000	7(a)	191,061
			(10,000)	4(e)		(226,712)	7(d)
						5,237	7(e)
						108,370	7(d)
						(1,251)	7(l)
Operating lease liabilities, non-current	5,404	78,599	7,100	4(g)	250,672	6,748	7(g)	348,523
Other long-term liabilities, including commitments measured at fair value	6,500	3,185	3,132	4(l)	16,796	19,610	7(m)	49,223
Related party debt, net	-	40,812	205	4(b)				-
			2,920	4(f)
			(43,937)	4(e)
Total liabilities	202,001	234,001	(26,816)		715,440	(51,383)		1,073,243
Stockholders’ equity (deficit):
Preferred stock	-	-						-
Common stock	8	226,589	(196,589)	4(d)	-	-	7(c)	10
			(10,000)	4(a)		1	7(d)
			(20,000)	4(c)
			1	4(e)
Additional paid‑in capital	1,241,225	-	13,642	4(e)	11,311	(11,311)	7(c)	1,322,615
						67,748	7(d)
Accumulated deficit	(859,109)	(265,962)	(205)	4(b)	(156,389)	(706)	7(b)	(864,987)
			(2,165)	4(k)		157,095	7(c)
			266,167	4(d)		(4,306)	7(k)
			91	4(j)		236	7(l)
						266	7(l)
Accumulated other comprehensive loss	(2,574)				12,029	(12,029)	7(c)	(2,574)
Treasury stock at cost	(177,458)	-				(1,416)	7(l)	(178,874)
Total stockholders’ equity (deficit) attributable to stockholders of Bed Bath & Beyond, Inc.	202,092	(39,373)	50,942		(133,049)	195,578		276,190
Equity attributable to noncontrolling interests	361	-						361
Total stockholders’ equity (deficit)	202,453	(39,373)	50,942		(133,049)	195,578		276,551
Total liabilities and stockholders’ equity (deficit)	$404,454	$194,628	$24,126		$582,391	$144,195		$1,349,794

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands)

	Three Months Ended March 31, 2026 Bed Bath & Beyond, Inc. (Historical)	13 Weeks Ended April 4, 2026 The Brand House Collective, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 5)	13 Weeks Ended March 28, 2026 The Container Store Group, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 8)	Three Months Ended March 31, 2026 Unaudited Pro Forma Condensed Combined Statements of Operations
Net revenue	$247,755	$64,996			$160,179	$-		$472,930
Cost of goods sold	188,557	45,739			85,713	-		320,009
Gross profit	59,198	19,257	-		74,466	-		152,921
Operating expenses:
Sales and marketing	32,310	14,785	1,082	5(e)	10,073	-		58,250
Technology	21,214	2,262	172	5(e)	7,572	2,404	8(d)	32,136
						(1,488)	8(d)
General and administrative	14,863	30,240	(2,460)	5(k	93,377	(2,968)	8(c)	136,828
			213	5(e)	-	(4,979)	8(d)
			500	5(d)	-	8,042	8(d)
Customer service and merchant fees	9,018	-			-	-		9,018
Other operating expense (income), net		-			-	-		-
Indefinite-lived asset impairment charges					3,009	-		3,009
Gain on lease termination					(1,423)	-		(1,423)
Other expenses (gain)					5,935	-		5,935
(Gain) loss on disposal of assets					(64)	-		(64)
Asset impairment	-	5,147			8,815	-		13,962
Total operating expenses	77,405	52,434	(493)		127,294	1,011		257,651
Operating loss	(18,207)	(33,177)	493		(52,828)	(1,011)		(104,730)
Interest income (expense), net	1,729	(1,350)	375	5(b)	(6,234)	369	8(a)	(1,997)
			821	5(i)	-	4,271	8(e)
			(578)	5(i)	-	(1,400)	8(g)
Other (expense) income, net	329	40	1,520	5(j)	-	-		1,889
Loss before income taxes	(16,149)	(34,487)	2,631		(59,062)	2,229		(104,838)
Provision for income taxes	249	525	-	5(l)	22,169	-	8(j)	22,943
Net loss	(16,398)	(35,012)	2,631		(81,231)	2,229		(127,781)

Net loss per share of common stock:
Basic	$(0.24)							$0.27
Diluted	$(0.24)							$0.27
Weighted average shares of common stock outstanding:
Basic	69,049							85,859
Diluted	69,049							85,859

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands)

	The Year ended December 31, 2025 Bed Bath & Beyond, Inc. (Historical)	52 Weeks Ended January 31, 2026 The Brand House Collective, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 5)	52 Weeks Ended March 28, 2026 The Container Store Group, Inc. (Historical, adjusted for reclassifications)	Transaction Accounting Adjustments	(Note 8)	The year ended December 31, 2025 Unaudited Pro Forma Condensed Combined Statements of Operations
Net revenue	$1,044,616	$395,782	$(2,417)	5(a)	$670,096	$-		$2,108,077
Cost of goods sold	787,094	250,217	(1,651)	5(a)	330,061	59	8(b)	1,365,780
Gross profit	257,522	145,565	(766)		340,035	(59)		742,297
Operating expenses:
Sales and marketing	143,356	62,519	3,848	5(e)	35,546	-		245,269
Technology	90,276	9,620	1,214	5(e)	36,135	18,137	8(d)	143,172
						(12,210)	8(d)
General and administrative	53,569	121,127	(645)	5(k)	361,238	(3,763)	8(c)	548,460
			2,165	5(c)	-	23,646	8(d)
			295	5(e)	-	(15,919)	8(d)
			2,001	5(d)	-	4,306	8(f)
					-	706	8(h)
						(266)	8(i)
Customer service and merchant fees	37,324	-	-		-	-		37,324
Other operating expense (income), net	(5,790)	-	-		-	-		(5,790)
Indefinite-lived asset impairment charges					3,009	-		3,009
Gain on lease termination, net					(2,423)	-		(2,423)
Other expenses					16,978	-		16,978
(Gain) loss on disposal of assets					(64)	-		(64)
Gain on sale of internally developed intangible assets	-	(10,000)	10,000	5(h)	-	-		-
Asset impairment	-	2,013	-		8,815	-		10,828
Total operating expenses	318,735	185,279	18,878		459,234	14,637		996,763
Operating loss	(61,213)	(39,714)	(19,644)		(119,199)	(14,696)		(254,466)
Interest income (expense), net	5,052	(6,024)	1,873	5(b)	(21,316)	1,084	8(a)	(9,017)
			2,879	5(i)	-	13,968	8(e)
			(933)	5(i	-	(5,600)	8(g)
Other (expense) income, net	(27,635)	230	5,193	5(j)	-	-		(21,499)
			622	5(g)	-	-
			91	5(f)	-	-
Loss before income taxes	(83,796)	(45,508)	(9,919)		(140,515)	(5,244)		(284,982)
Provision for income taxes	825	358	-	5(l)	(639)	-	8(j)	544
Net loss	(84,621)	(45,866)	(9,919)		(139,876)	(5,244)		(285,526)
Net loss per share of common stock:
Basic	$(1.41)							$(3.71)
Diluted	$(1.41)							$(3.71)
Weighted average shares of common stock outstanding:
Basic	60,130							76,940
Diluted	60,130							76,940

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, and is presented for illustrative purposes only. The adjustments included in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the effects of the Business Combinations on BBBY. The historical financial information of BBBY, TBHC and TCS has been prepared in accordance with U.S. GAAP.

The Business Combinations will be accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations (ASC 805), with BBBY treated as the accounting acquirer. Under the acquisition method, the consideration transferred for each Business Combination will be allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the applicable acquisition date. Any excess of the consideration transferred over the estimated fair value of the identifiable net assets acquired will be recognized as goodwill.

The purchase accounting reflected in the unaudited pro forma condensed combined financial information is preliminary and has been prepared based on estimates and assumptions made by BBBY's management. The final determination of the fair values of the assets acquired and liabilities assumed, the allocation of purchase consideration, and the evaluation of accounting policies for conformity may differ materially from the amounts presented herein. Accordingly, preliminary purchase price allocations and related pro forma adjustments are subject to change.

In determining the preliminary estimates of the fair values of the assets acquired and liabilities assumed, BBBY utilized publicly available information, market data and other assumptions that BBBY believes are reasonable under the circumstances. There can be no assurance that the final valuations will not differ materially from the preliminary estimates reflected herein. Changes in the estimated fair values of assets acquired and liabilities assumed may result in changes to the allocation of purchase consideration, including the amount assigned to goodwill, and may affect future depreciation and amortization expense.

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities, cost savings, operating synergies, revenue enhancements, restructuring activities, or other benefits or costs that may result from the Business Combinations, except to the extent required by Article 11 of Regulation S-X. The pro forma adjustments represent BBBY's best estimates based on information currently available and assumptions that BBBY believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the Business Combinations occurred on the dates assumed. Further, the unaudited pro forma condensed combined financial information is not necessarily indicative of BBBY's future results of operations or financial position following the Business Combinations.

The unaudited pro forma condensed combined financial information gives effect to Business Combinations and includes the following:

•	Reclassifications to conform the historical financial statement presentation of TBHC and TCS to BBBY's financial statement presentation (the “Reclassification Adjustments”); and

•
Transaction accounting adjustments to reflect the preliminary allocation of purchase consideration to the identifiable assets acquired and liabilities assumed and estimated transaction costs directly attributable to the Business Combinations in accordance with ASC 805 (the “Transaction Accounting Adjustments”);

Management utilized the unaudited consolidated balance sheet of TBHC as of April 4, 2026 in preparing the unaudited pro forma condensed combined balance sheet, as it represents the closest balance sheet date to the April 2, 2026 acquisition date. For pro forma purposes, certain transaction accounting adjustments were applied to reflect transactions occurring between April 2, 2026 and April 4, 2026:

a.
As part of the consideration transferred in the TBHC Merger, BBBY repaid $10.0 million of TBHC’s indebtedness with Bank of America on the April 2, 2026 acquisition date. The unaudited consolidated balance sheet of TBHC as of April 4, 2026 reflects the repayment and, accordingly, does not include the related liability. For purposes of the unaudited pro forma condensed combined balance sheet, the Bank of America indebtedness of $10.0 million was reinstated to present TBHC's historical balances as of April 2, 2026. See Note 4(a).

b.
As part of the consideration transferred in the TBHC Merger, $0.2 million of the collaboration fee payable arising from a preexisting relationship between TBHC and BBBY was written off upon settlement of the preexisting relationship on April 2, 2026. The historical balance sheet of TBHC as of April 4, 2026 reflects this write-off and, accordingly, does not include the related liability. For purposes of the unaudited pro forma condensed combined balance sheet, the collaboration fee receivable has been reinstated to present TBHC's historical balances as of April 2, 2026. See Note 4(b).

c.
To reflect the reversal of the post-merger capital contribution from BBBY to THBC of $20.0 million, recorded as a decrease to cash with a corresponding decrease to common stock. The reversal resulted in a negative cash balance of $5.9 million, which has been reclassified to accounts payable for financial statement presentation purposes. See Note 4(c).

2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, BBBY management performed a preliminary review of the financial information of the acquired companies to identify differences in accounting policies and financial statement presentation as compared to those of BBBY. At the time of preparing the unaudited pro forma condensed combined financial information, other than the reclassification adjustments described herein, BBBY is not aware of any other material differences. However, BBBY will continue to perform its detailed review of the accounting policies of the acquired companies. Upon completion of that review, differences may be identified between the accounting policies of BBBY and those of the acquired companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The following tables present TBHC's historical balance sheet as of April 4, 2026, historical consolidated statement of operations for the 13 weeks ended April 4, 2026 and historical consolidated statement of operations for the year ended January 31, 2026, reclassified to conform to BBBY's financial statement presentation. The Reclassification Adjustments do not affect TBHC's historical net loss, total assets, total liabilities, or total stockholders' equity.

Unaudited Reclassified Condensed Combined Balance Sheet
April 4, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Brand House Collective, Inc.	The Brand House Collective, Inc.	Reclassification Adjustments	Notes	The Brand House Collective, Inc. (Historical, adjusted for reclassifications)
Assets
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$14,092	$-		$14,092
Restricted cash		-	-		-
Accounts receivable, net of allowance for credit losses		-	-		-
Inventories	Inventories, net	56,194	-		56,194
Prepaid expenses and other current assets	Prepaid expenses and other current assets	7,076	-		7,076
Total current assets		77,362	-		77,362
Property and equipment, net	Property and equipment, net	13,278	-		13,278
Intangible assets, net		-	-		-
Goodwill		-	-		-
Equity securities, including securities measured at fair value		-	-		-
Operating lease right-of-use assets	Operating lease right-of-use assets	100,655	-		100,655
Other long-term assets, net including securities measured at fair value	Other assets	3,333	-		3,333
Total assets		$194,628	$-		$194,628
Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	Accounts payable	$51,815	$-		$51,815
Accrued liabilities	Accrued expenses and other liabilities	19,259	(143)	(a)	19,116
Unearned revenue		-	143	(a)	143
Operating lease liabilities, current	Operating lease liabilities	33,520	-		33,520
Short-term debt, net		-	-		-
	Current related party debt, net	-	-		-
Total current liabilities		104,594	-		104,594
	Long-term debt, net	6,811	-		6,811
Operating lease liabilities, non-current	Operating lease liabilities	78,599	-		78,599
Other long-term liabilities, including commitments measured at fair value	Other liabilities	3,185	-		3,185
	Related party debt, net	40,812	-		40,812
Total liabilities		234,001	-		234,001
Stockholders’ equity (deficit):
Preferred stock	Preferred stock	-	-		-
Common stock	Common stock	226,589	-		226,589
Additional paid‑in capital	Additional paid‑in capital	-	-		-
Accumulated deficit		(265,962)	-		(265,962)
Treasury stock at cost		-	-		-
Total stockholders’ equity (deficit) attributable to stockholders of Bed Bath & Beyond, Inc.		(39,373)	-		(39,373)
Equity attributable to noncontrolling interests		-	-		-
Total stockholders’ equity (deficit)		(39,373)	-		(39,373)
Total liabilities and stockholders’ equity (deficit)		$194,628	$-		$194,628

(a)	Reclassification of TBHC's unearned revenue to BBBY's historical presentation.

Unaudited Reclassified Condensed Combined Statements of Operations
For the 13 Weeks Ended April 4, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Brand House Collective, Inc.	The Brand House Collective, Inc.	Reclassification Adjustments	Notes	The Brand House Collective, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$64,996	$-		$64,996
Cost of goods sold	Cost of sales	60,047	(14,308)	(b)	45,739
Gross profit	Gross profit	4,949	14,308		19,257
Operating expenses:	Operating expenses:
Sales and marketing		-	14,308	(b)	14,785
			442	(c)
			35	(d)
Technology		-	777	(c)	2,262
			1,258	(d)
			227	(e)
General and administrative		-	19,013	(c)	30,240
			10,946	(d)
			281	(e)
Customer service and merchant fees		-			-
	Compensation and benefits	20,232	(20,232)	(c)	-
Other operating expenses (income), net	Other operating expenses	12,239	(12,239)	(d)	-
	Depreciation (exclusive of depreciation included in cost of sales)	508	(508)	(e)	-
	Asset impairment	5,147	-		5,147
Total operating expenses	Total operating expenses	38,126	14,308		52,434
Operating loss	Operating loss	(33,177)	-		(33,177)
Interest income, net		-	(1,350)	(f)	(1,350)
	Interest expense	(1,350)	1,350	(f)	-
Other income (expense), net	Other income	40	-		40
Loss before income taxes	Loss before income taxes	(34,487)	-		(34,487)
Provision for income taxes	Income tax expense (benefit)	525	-		525
Net loss	Net loss	$(35,012)	$-		$(35,012)

(b)	Reclassification of TBHC's store occupancy expenses from TBHC's “Cost of sales” to BBBY's “Sales and marketing.”

(c)	Reclassification of TBHC's “Compensation and benefits” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative”.

(d)	Reclassification of TBHC 's “Other operating expenses” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative.”

(e)	Reclassification of TBHC 's “Depreciation (exclusive of depreciation included in cost of sales)” to BBBY's “Technology,” and “General and administrative.”

(f)	Reclassification of TBHC 's “Interest expense” to BBBY's “Interest income, net.”

Unaudited Reclassified Condensed Combined Statements of Operations
For the 52 Weeks Ended January 31, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Brand House Collective, Inc.	The Brand House Collective, Inc.	Reclassification Adjustments	Notes	The Brand House Collective, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$395,782	$-		$395,782
Cost of goods sold	Cost of sales	310,709	(60,492)	(b)	250,217
Gross profit	Gross profit	85,073	60,492		145,565
Operating expenses:	Operating expenses:
Sales and marketing		-	60,492	(b)	62,519
			1,549	(c)
			478	(d)
Technology		-	2,926	(c)	9,620
			4,828	(d)
			1,866	(e)
General and administrative		-	72,341	(c)	121,127
			48,333	(d)
			453	(e)
Customer service and merchant fees		-	-		-
	Compensation and benefits	76,816	(76,816)	(c)	-
Other operating expenses (income), net	Other operating expenses	53,639	(53,639)	(d)	-
	Depreciation (exclusive of depreciation included in cost of sales)	2,319	(2,319)	(e)	-
	Gain on sale of internally developed intangible assets	(10,000)	-		(10,000)
	Asset impairment	2,013	-		2,013
Total operating expenses	Total operating expenses	124,787	60,492		185,279
Operating loss	Operating loss	(39,714)	-		(39,714)
Interest income, net		-	(6,024)	(f)	(6,024)
	Interest expense	(6,024)	6,024	(f)	-
Other income (expense), net	Other income	230	-		230
Loss before income taxes	Loss before income taxes	(45,508)	-		(45,508)
Provision for income taxes	Income tax expense (benefit)	358	-		358
Net loss	Net loss	$(45,866)	$-		$(45,866)

(b)	Reclassification of TBHC's store occupancy expenses from TBHC's “Cost of sales” to BBBY's “Sales and marketing.”

(c)	Reclassification of TBHC's “Compensation and benefits” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative”.

(d)	Reclassification of TBHC 's “Other operating expenses” to BBBY's “Sales and marketing,” “Technology,” and “General and administrative.”

(e)	Reclassification of TBHC 's “Depreciation (exclusive of depreciation included in cost of sales)” to BBBY's “Technology,” and “General and administrative.”

(f)	Reclassification of TBHC 's “Interest expense” to BBBY's “Interest income, net.”

The following tables present TCS’ historical balance sheet as of March 28, 2026, and historical consolidated statement of operations for the 13 weeks and fiscal year ended March 28, 2026, reclassified to conform to BBBY's financial statement presentation. The Reclassification Adjustments do not affect TCS’ historical net loss, total assets, total liabilities, or stockholders' equity.

Unaudited Reclassified Condensed Combined Balance Sheet as of March 28, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Container Store Group, Inc.	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group, Inc. (Historical, adjusted for reclassifications)
Assets
Current assets:
Cash and cash equivalents	Cash	$29,118	$-		$29,118
Restricted cash		-	-		-
Accounts receivable, net of allowance for credit losses	Accounts receivable, net	21,514	-		21,514
Inventories	Inventory	133,060	-		133,060
Prepaid expenses and other current assets	Prepaid expenses	13,294	4,279	(a)	17,573
	Income taxes receivable	1,378	(1,378)	(a)	-
	Other current assets	2,901	(2,901)	(a)	-
Total current assets		201,265	-		201,265
Property and equipment, net	Property and equipment, net	83,660	-		83,660
Intangible assets, net	Trade names	19,825	-		19,825
Goodwill	Goodwill	2,495	-		2,495
Equity securities, including securities measured at fair value		-	-		-
Operating lease right-of-use assets	Noncurrent operating lease right-of-use assets	269,112	-		269,112
	Deferred financing costs, net	880	(880)	(b)	-
	Noncurrent deferred tax assets, net	18	(18)	(b)	-
Other long-term assets, net including securities measured at fair value	Other assets	5,136	898	(b)	6,034
Total assets		$582,391	$-		$582,391
Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	Accounts payable	$46,483	$-		$46,483
Accrued liabilities	Accrued liabilities	72,777	261	(c)	73,038
Unearned revenue		-			-
Operating lease liabilities, current	Current operating lease liabilities	59,561	-		59,561
Short-term debt, net	Current portion of long-term debt	284	-		284
	Income taxes payable	261	(261)	(c)	-
Total current liabilities		179,366	-		179,366
	Long-term debt	268,606	-		268,606
Operating lease liabilities, non-current	Noncurrent operating lease liabilities	250,672	-		250,672
	Noncurrent deferred tax liabilities, net	8,497	(8,497)	(d)	-
Other long-term liabilities, including commitments measured at fair value	Other long-term liabilities	8,299	8,497	(d)	16,796
Total liabilities		715,440	-		715,440
Stockholders’ equity (deficit):
Preferred stock	Preferred stock	-	-		-
Common stock	Common stock	-	-		-
Additional paid‑in capital	Additional paid‑in capital	11,311	-		11,311
Accumulated deficit	Retained deficit	(156,389)	-		(156,389)
Accumulated other comprehensive loss	Accumulated other comprehensive income	12,029			12,029
Treasury stock at cost		-	-		-
Total stockholders’ equity (deficit) attributable to stockholders of Bed Bath & Beyond, Inc.		(133,049)	-		(133,049)
Equity attributable to noncontrolling interests			-		-
Total stockholders’ equity (deficit)		(133,049)	-		(133,049)
Total liabilities and stockholders’ equity (deficit)		$582,391	$-		$582,391

(a)	Reclassification of TCS’ “Income taxes receivable,” and “Other current assets” to BBBY's “Prepaid expenses and other current assets.”

(b)	Reclassification of TCS’ “Deferred financing costs, net,” “Noncurrent deferred tax assets, net” to BBBY's “ Other long-term assets, net including securities measured at fair value.”

(c)	Reclassification of TCS’ “Income taxes payable” to BBBY's “Accrued liabilities.”

(d)	Reclassification of TCS’ “Noncurrent deferred tax liabilities, net” to BBBY's “Other long-term liabilities.”

Unaudited Reclassified Condensed Combined Statements of Operations
For the 13 Weeks Ended March 28, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Container Store Group, Inc.	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$160,179	$-		$160,179
Cost of goods sold	Cost of sales (excluding depreciation and amortization)	85,713	-		85,713
Gross profit	Gross profit	74,466	-		74,466
Operating expenses	Operating expenses
Sales and marketing		-	10,073	(e)	10,073
Technology		-	6,084	(e)	7,572
			1,488	(g)
General and administrative		-	88,292	(e)	93,377
			106	(f)
			4,979	(g)
Customer service and merchant fees		-	-		-
Other operating expenses (income), net		-	-		-
	Selling, general, and administrative expenses (excluding depreciation and amortization)	104,449	(104,449)	(e)	-
	Pre-opening costs	106	(106)	(f)	-
	Depreciation and amortization	6,467	(6,467)	(g)	-
	Long-lived asset impairment	8,815			8,815
	Indefinite-lived asset impairment charges	3,009			3,009
	Gain on lease termination	(1,423)	-		(1,423)
	Other expenses (gain)	5,935	-		5,935
	(Gain) loss on disposal of assets	(64)	-		(64)
Total operating expenses		127,294	-		127,294
Operating loss	Loss from operations	(52,828)	-		(52,828)
Interest income, net		-	(6,234)	(h)	(6,234)
	Interest expense, net	(6,234)	6,234	(h)	-
Other income (expense), net					-
Loss before income taxes	Loss before taxes	(59,062)	-		(59,062)
Provision for income taxes	Provision (benefit) for income taxes	22,169	-		22,169
Net loss	Net loss	$(81,231)	$-		$(81,231)

(e)	Reclassification of TCS’ “Selling, general, and administrative expenses” to BBBY's “Sales and marketing”, “Technology” and “General and administrative”

(f)	Reclassification of TCS’ “Pre-opening costs” to BBBY's “General and administrative”

(g)	Reclassification of TCS’ “Depreciation and amortization” to BBBY's “Technology” and “General and administrative”

(h)	Reclassification of TCS’ “Interest expense” to BBBY's “Interest income, net”

Unaudited Reclassified Condensed Combined Statements of Operations
For the 52 Weeks Ended March 28, 2026
(in thousands)

Bed Bath & Beyond, Inc.	The Container Store Group, Inc.	The Container Store Group, Inc.	Reclassification Adjustments	Notes	The Container Store Group, Inc. (Historical, adjusted for reclassifications)
Net revenue	Net sales	$670,096	$-		$670,096
Cost of goods sold	Cost of sales (excluding depreciation and amortization)	330,061	-		330,061
Gross profit	Gross profit	340,035	-		340,035
Operating expenses	Operating expenses:
Sales and marketing		-	35,546	(e)	35,546
Technology		-	23,925	(e)	36,135
			12,210	(g)
General and administrative		-	345,040	(e)	361,238
			279	(f)
			15,919	(g)
Customer service and merchant fees		-	-		-
Other operating expenses (income), net		-	-		-
	Selling, general, and administrative expenses (excluding depreciation and amortization)	404,511	(404,511)	(e)	-
	Indefinite-lived asset impairment charges	3,009	-		3,009
	Pre-opening costs	279	(279)	(f)	-
	Depreciation and amortization	28,129	(28,129)	(g)	-
	Long-lived asset impairment charges	8,815	-		8,815
	Gain on lease termination, net	(2,423)	-		(2,423)
	Other expenses	16,978	-		16,978
	(Gain) loss on disposal of assets	(64)	-		(64)
Total operating expenses		459,234	-		459,234
Operating loss	Loss from operations	(119,199)	-		(119,199)
Interest income, net		-	(21,316)	(h)	(21,316)
	Interest expense, net	(21,316)	21,316	(h)	-
Other income (expense), net			-		-
Loss before income taxes	Loss before taxes	(140,515)	-		(140,515)
Provision for income taxes	Provision (benefit) for income taxes	(639)	-		(639)
Net loss	Net loss	$(139,876)	$-		$(139,876)

(e)	Reclassification of TCS’ “Selling, general, and administrative expenses” to BBBY's “Sales and marketing”, “Technology” and “General and administrative”

(f)	Reclassification of TCS’ “Pre-opening costs” to BBBY's “General and administrative”

(g)	Reclassification of TCS’ “Depreciation and amortization” to BBBY's “Technology” and “General and administrative”

(h)	Reclassification of TCS’ “Interest expense” to BBBY's “Interest income, net”

3. Purchase Price and Purchase Price Allocation — TBHC

Management performed a preliminary estimation of the fair value of the TBHC assets and liabilities as of the acquisition date. As of the date of this amended current report, BBBY is still in the process of evaluating the various assumptions of the valuation studies necessary to arrive at the required estimates of the fair value of the TBHC assets acquired and liabilities assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the TBHC assets and liabilities are based on discussions with TBHC’s management, preliminary valuation studies, the transaction due diligence, and information presented in TBHC financial statements. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.

Purchase Price

The following table summarizes the purchase price (in thousands, except shares and per share price):

(in thousands, except shares)
TBHC's shares outstanding as of April 2, 2026	22,508,285
Existing shares in TBHC held by BBBY	(8,934,461)
TBHC's shares outstanding as of April 2, 2026, excluding shares owned by BBBY	13,573,824
Exchange ratio as per TBHC Merger Agreement	0.1993
Total estimated outstanding shares	2,705,263
BBBY's stock price as of April 2, 2026	$4.62
Share consideration	$12,498
Add: Accelerated vesting of equity awards	1,145
Add: Settlement of indebtedness	10,000
Add: Settlement of preexisting relationships	48,246
Fair value of consideration transferred	$71,889

Preliminary Estimated Purchase Price Allocation

The following table summarizes the allocation of the estimated fair value of the purchase consideration to the assets acquired and liabilities assumed (in thousands):

(in thousands)
Inventories	56,194
Prepaid expenses and other current assets	7,076
Property and equipment	34,128
Operating lease right-of-use assets	121,731
Other long-term assets	2,477
Total assets	221,606
Accounts payable	53,887
Accrued liabilities	18,643
Unearned revenue	143
Operating lease liabilities, current	33,520
Long-term debt	6,811
Operating lease liabilities, non-current	85,699
Other liabilities	6,317
Net assets acquired	16,586
Total purchase consideration	$71,889
Less: Fair value of previously held equity interest	(8,398)
Goodwill	$63,701

4. Adjustments to the Unaudited Pro Forma Combined Balance Sheet — TBHC

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TBHC Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)
To reflect the $10.0 million partial repayment of TBHC's outstanding Bank of America debt as of the acquisition date. The closing historical balance sheet as of April 4, 2026 reflects the partial repayment of the debt on April 4, 2026, which occurred subsequent to the acquisition date. Because the repayment was contingent upon Bank of America's approval of the transaction, the debt has been reinstated for purposes of the preliminary purchase price allocation.

(b)
To reflect $0.2 million of the collaboration fee related to the settlement of related-party debt between TBHC and BBBY in the opening balance sheet as of the acquisition date. The closing historical balance sheet as of April 4, 2026 reflects the settlement of the collaboration fee subsequent to the acquisition date. Accordingly, the collaboration fee has been reinstated for purposes of the preliminary purchase price allocation.

(c)
To reflect the reversal of the post-merger capital contribution from BBBY to THBC of $20.0 million, recorded as a decrease to cash with a corresponding decrease to common stock. The reversal resulted in a negative cash balance of $5.9 million, which has been reclassified to accounts payable for financial statement presentation purposes

(d)	To reflect the elimination of TBHC's historical common stock and accumulated deficit as of the acquisition date.

(e)	To reflect the purchase consideration transferred for TBHC of $71.9 million, consisting of:

(i)	$12.5 million related to the issuance of approximately 2,705,263 shares of BBBY Common Stock to TBHC shareholders, based on BBBY's closing share price of $4.62 as of April 2, 2026;

(ii)	$1.2 million representing the fair value of BBBY Common Stock issued in exchange for TBHC RSU equity awards that accelerated upon the change in control;

(iii)	$10.0 million representing the payment made by BBBY to partially repay TBHC's outstanding indebtedness under its Bank of America credit facility; and

(iv)	$48.2 million representing the settlement of preexisting relationships, consisting of:

•	$3.8 million representing the settlement of accounts receivable arising from inventory sales by BBBY to TBHC;

•
$44.2 million representing the settlement of the related-party debt between BBBY and TBHC, consisting of $43.7 million of principal amount of related-party debt and $0.5 million of accrued expenses; and

•	$0.2 million representing the settlement of BBBY's collaboration fee receivable under the collaboration arrangement with TBHC.

(f)
To reflect the write-off of $3.8 million of unamortized debt issuance costs resulting from the settlement of debt upon the acquisition, including $2.9 million related to the settlement of the related-party debt between TBHC and BBBY and $0.9 million related to the Bank of America debt.

(g)
To reflect an incremental adjustment to remeasure the acquired operating lease right-of-use assets and current and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date, resulting in operating lease right-of-use assets and corresponding operating lease liabilities of $119.2 million.

(h)	To reflect an incremental fair value adjustment of $20.9 million to property and equipment to its preliminary estimated acquisition-date fair value of $34.1 million.

PPE Class	Fair Value as of April 2, 2026
(in thousands)
Computer software and hardware	$4,008
Equipment	3,539
Furniture and fixtures	6,489
Leasehold improvements	19,843
Construction in progress	249
Total	$34,128

(i)	To reflect a $2.5 million adjustment to the operating lease right-of-use assets to reflect favorable lease terms relative to market terms as of the acquisition date.

(j)
To reflect an adjustment of $0.1 million to increase the fair value of BBBY's previously held equity interest in TBHC to its acquisition-date fair value of $8.4 million, with the corresponding remeasurement gain recognized in the unaudited pro forma condensed combined statement of operations.

(k)
To reflect $2.2 million of nonrecurring estimated transaction costs related to the acquisition of TBHC, primarily comprised of investment banking fees, legal fees, other advisory costs, and directors' and officers' liability tail insurance. The adjustment was recorded as an increase in accrued expenses of $2.2 million, with a corresponding increase to general and administrative expenses in the unaudited pro forma condensed consolidated statement of operations.

(l)	To reflect the recognition of a deferred tax liability of $3.1 million as of the acquisition date.

5. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations — TBHC

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TBHC Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)
To reflect the elimination of $0.8 million in collaboration fee revenue recognized by BBBY from their collaboration agreement with TBHC. In addition, this adjustment reflects the elimination of $1.7 million in each of net revenue and cost of goods sold, related to inventory sold by BBBY to TBHC as this would be considered intercompany and eliminated in consolidation.

(b)	To reflect the elimination of the historical amortization of deferred debt issuance costs related to Bank of America debt and BBBY related party debt in connection with the TBHC Acquisition.

(c)
To reflect the recognition of $2.2 million of nonrecurring expense incurred in connection with the TBHC Merger that were not reflected in the historical statements of operations. These transaction costs are primarily comprised of investment banking fees, legal fees and other related advisory costs, and directors’ and officers’ liability tail insurance.

(d)
To reflect the incremental adjustment to eliminate historical operating lease expense and record operating lease expense based on the adjusted lease schedule, reflecting the remeasurement of operating lease right-of-use assets, including favorable lease assets, current operating lease liabilities, and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date.

(e)
To reflect the incremental depreciation expense resulting from the property and equipment fair value adjustment, based on the estimated acquisition-date fair value and the estimated remaining useful lives.

(f)	To reflect the gain recognized from remeasuring BBBY's previously held equity interest in TBHC to its acquisition-date fair value.

(g)	To reflect the elimination of the change in the fair value of the delayed draw commitment, as the commitment represents an intercompany lending arrangement upon consolidation.

(h)	To reflect the elimination of TBHC’s gain on sale of internally developed intangible assets sold to BBBY as this would be considered intercompany and eliminated in consolidation.

(i)
To reflect the elimination of interest expense associated with the $10.0 million of Bank of America debt repaid in connection with the TBHC Merger, and the elimination of intercompany interest expense and the corresponding intercompany interest income related to the debt between BBBY and TBHC, as the intercompany debt and related interest would be eliminated in consolidation.

(j)	To reflect the elimination of the historical equity investment gain related to TBHC which became a wholly owned subsidiary upon the acquisition.

(k)	To reflect the elimination of compensation expense related to TBHC RSU equity awards that accelerated upon the acquisition date.

(l)	No pro forma tax adjustment has been recorded, as the impact to the unaudited pro forma condensed consolidated statement of operations is not material.

6. Purchase Price and Purchase Price Allocation — TCS

Management performed a preliminary estimation of the fair value of the TCS assets and liabilities as of the acquisition date. As of the date of this amended current report, BBBY is still in the process of evaluating the various assumptions of the valuation studies necessary to arrive at the required estimates of the fair value of the TCS assets acquired and liabilities assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the TCS assets and liabilities are based on discussions with TCS’ management, preliminary valuation studies, the transaction due diligence, and information presented in TCS financial statements. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.

Purchase Price

The following table summarizes the purchase price (in thousands, except shares and per share price):

(in thousands, except shares)
BBBY common stock issued	13,714,287
BBBY's closing share price of $5.37 on July 8, 2026, net of a $0.43 per share discount for lack of marketability applied to the unregistered shares issued	$4.94
Share consideration	$67,749
Add: Fair value of Convertible Notes issued	108,370
Fair value of consideration transferred	$176,119

Preliminary Estimated Purchase Price Allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

(in thousands)
Cash and cash equivalents	$59,118
Accounts receivable	21,514
Inventories	133,119
Prepaid expenses and other current assets	17,573
Property and equipment	147,660
Intangible assets	23,871
Operating lease right-of-use assets	318,859
Other long-term assets	5,154
Total assets	726,868
Accounts payable	46,483
Accrued liabilities	73,744
Operating lease liabilities, current	61,164
Short-term debt, net	284
Long-term debt, net	77,131
Operating lease liabilities, non-current	257,420
Other long-term liabilities, including commitments measured at fair value	36,406
Net assets acquired	174,236
Total purchase consideration	$176,119
Goodwill	$1,883

7. Adjustments to the Unaudited Pro Forma Combined Balance Sheet — TCS

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TCS Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect an additional borrowing of $30.0 million under Amendment No. 4 to the Exit Term Loan Credit Agreement on April 2, 2026, which occurred subsequent to March 28, 2026.

(b)
To reflect the recognition of an accrued liability of $0.7 million for the transaction bonus obligation assumed by BBBY as part of the TCS Merger, which will be settled through the issuance of 142,857 shares of BBBY Common Stock at the price of $4.94 per share.

(c)	To reflect the elimination of TCS’ historical common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive loss as of the acquisition date.

(d)
To reflect the settlement of TCS indebtedness of $226.7 million through the issuance of BBBY Common Stock with a fair value of $67.7 million and Convertible Notes with a fair value of $108.4 million to TCS debt holders, with the corresponding offset of $50.6 million recorded to goodwill. The repayment of the TCS indebtedness is included in consideration transferred because the debt agreements required repayment upon the occurrence of a change in control effected by the TCS Merger, and the TCS Merger Agreement required settlement of the indebtedness as a condition to closing. Accordingly, in accordance with ASC 805, the settlement of the TCS indebtedness is accounted for as consideration transferred in the TCS Merger.

(e)	To reflect the write-off of $6.1 million of unamortized deferred debt issuance costs resulting from BBBY's payment to extinguish TCS’ outstanding indebtedness upon the closing of the TCS Merger.

(f)
To reflect the fair value incremental adjustment of less than $0.1 million to inventory, based on an estimated fair value of $133.1 million. The related fair value adjustment is assumed to be recognized through cost of sales over TCS’ historical inventory turnover period of approximately five months.

(g)
To reflect an incremental adjustment to remeasure the acquired operating lease right-of-use assets and current and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date, resulting in operating lease right-of-use assets and corresponding operating lease liabilities of $318.6 million.

(h)
To reflect an incremental fair value adjustment of $64.0 million to property and equipment, consisting of adjustments to owned real property, valued using the cost and market approach, and personal property, valued using the replacement cost approach, to their acquisition-date fair values of $19.6 million and $128.1 million, respectively.

PPE Class	Fair Value as of July 8, 2026
(in thousands)
Land and buildings	$19,610
Furniture and fixtures	16,208
Machinery and equipment	37,151
Computer software and equipment	30,180
Leasehold improvements	32,853
Construction in progress	11,004
Other	654
Total	$147,660

(i)
To reflect an incremental fair value adjustment of $4.0 million to identifiable intangible assets to their preliminary estimated acquisition-date fair value of $23.9 million, consisting of the TCS trademark and Elfa trademark with preliminary estimated fair values of $11.1 million and $12.8 million, respectively. Both trademarks were valued using the relief-from-royalty method and are considered to have indefinite useful lives.

(j)	To reflect a $0.3 million adjustment to the operating lease right-of-use assets to reflect favorable lease terms relative to market terms as of the acquisition date.

(k)
To reflect the recognition of $4.3 million of nonrecurring expense incurred in connection with the TCS Merger that were not reflected in the historical statements of operations. These transaction costs are primarily comprised of investment banking fees, legal fees and other related advisory costs, and directors’ and officers’ liability tail insurance.

(l)
To reflect the settlement of BBBY's participation interests in the TCS term loan acquired from certain TCS debt holders in November 2025 and January 2026. Pursuant to the participation agreements, such debt holders granted BBBY rights to receive specified principal and interest payments associated with the underlying TCS term loan. The settlement of BBBY's participation interests with the TCS debt holders resulted in an increase in cash of $6.5 million, a decrease in treasury shares of $1.4 million, a decrease in Convertible Notes of $1.3 million, derecognition of the participation receivable of $8.9 million, and recognition of a gain on settlement of $0.3 million.

(m)	To reflect the recognition of a deferred tax liability of $19.6 million as of the acquisition date.

8. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations — TCS

The following pro forma transaction accounting adjustments reflect BBBY's preliminary estimates and assumptions related to the TCS Merger. The final determination of the fair values of the assets acquired and liabilities assumed and the allocation of purchase consideration, may differ materially from the amounts presented herein. Accordingly, these transaction accounting adjustments are subject to change as additional information becomes available during the measurement period.

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the elimination of the historical amortization of debt issuance costs related to indebtedness that was settled in connection with the TCS Merger.

(b)
To reflect the amortization of the inventory fair value adjustment. For purposes of the unaudited pro forma condensed consolidated financial information, the inventory fair value adjustment is assumed to be recognized over TCS’ historical inventory turnover period of approximately five months.

(c)
To reflect the incremental adjustment to eliminate historical operating lease expense and record operating lease expense based on the adjusted lease schedule, reflecting the remeasurement of operating lease right-of-use assets, including favorable lease assets, current operating lease liabilities, and non-current operating lease liabilities using the combined entity's incremental borrowing rate as of the acquisition date.

(d)
To reflect the incremental depreciation expense resulting from the property and equipment fair value adjustment, based on the estimated acquisition-date fair value and the estimated remaining useful lives.

(e)	To reflect the elimination of historical interest expense associated with TCS’ debt that was settled by BBBY in connection with the closing of the TCS Merger.

(f)
To reflect the recognition of $4.3 million of nonrecurring expenses incurred in connection with the TCS Merger that were not reflected in the historical statements of operations. These transaction costs are primarily comprised of investment banking fees, legal fees and other related advisory costs, and directors’ and officers’ liability tail insurance.

(g)	To reflect interest expense related to the Convertible Notes issued in connection with the TCS Merger.

(h)
To reflect compensation expense of $0.7 million related to the transaction bonus obligation assumed by BBBY in connection with the TCS Merger, which was settled through the issuance of 142,857 shares of BBBY Common Stock.

(i)	To reflect the gain of $0.3 million recognized on the settlement of BBBY's participation interest in the TCS term loan in connection with the closing of the TCS Merger.

(j)	No pro forma tax adjustment has been recorded, as the impact to the unaudited pro forma condensed consolidated statement of operations is not material.

9. Pro forma basic and diluted weighted average common shares outstanding

Pro forma basic and diluted weighted average common shares outstanding have been adjusted for the following:

Three Months Ended March 31, 2026
Historical weighted average number of BBBY's shares outstanding - basic and diluted	69,049
Impact of issuance of BBBYs shares to TBHC shareholders assuming issuance as of January 1, 2025	2,705
Impact of issuance of BBBYs shares for accelerated TBHC's RSUs assuming acceleration as of January 1, 2025	248
Impact of issuance of BBBYs shares to TCS debt holders assuming issuance as of January 1, 2025	13,714
Impact of the issuance of BBBY shares to settle the transaction bonus as of January 2, 2025	143
Pro forma weighted average number of BBBY's shares outstanding - basic and diluted*	85,859

Year Ended December 31, 2025
Historical weighted average number of BBBY's shares outstanding - basic and diluted	60,130
Impact of issuance of BBBYs shares to TBHC shareholders assuming issuance as of January 1, 2025	2,705
Impact of issuance of BBBYs shares for accelerated TBHC's RSUs assuming acceleration as of January 1, 2025	248
Impact of issuance of BBBYs shares to TCS debt holders assuming issuance as of January 1, 2025	13,714
Impact of the issuance of BBBY shares to settle the transaction bonus as of January 2, 2025	143
Pro forma weighted average number of BBBY's shares outstanding - basic and diluted*	76,940

*The computation of the pro forma weighted average number of BBBY's shares outstanding - basic and diluted for the three months ended March 31, 2026 and the year ended December 31, 2025 excludes the shares issuable upon conversion of the Convertible Notes, as their inclusion would have been anti-dilutive.